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Exhibit 21

LIST OF SUBSIDIARIES OF
METROMEDIA INTERNATIONAL GROUP, INC.
(f/k/a The Actava Group, Inc.)

Name of Company	Jurisdiction of Incorporation
Turtle Shell, Inc. (f/k/a Snapper, Inc.)	Georgia, USA
Actava Financial Ltd.	Delaware
Actava SHL, Inc.	Delaware
Aliso Management Co., Inc.	Delaware
Metromedia International Telecommunications, Inc. (f/k/a MITI Merger Corp.)	Delaware
Digital Dubbing Services, Inc.	Delaware
International Telcell, Inc.	Delaware
Kamalak TV	Uzbekistan
Kosmos TV	Russia
Viginta UAB	Lithuania
Sun TV SRL	Moldova
Romsat Cable TV & Radio, SA	Romania
International Telcell Telephony, Inc.	Delaware
International Telcell Paging, Inc.	Delaware
Eurodevelopment OOO	Ukraine
Metromedia International Telecommunications Services, Inc.	Delaware
International Telcell Services, GmbH	Austria
Paging One Services, GmbH	Austria
International Telcell SPS, Inc.	Delaware
Arkhangelskaya Televizionnaya Kompaniya OOO	Russia
Ayety	Georgia, CIS
Baltcom TV	Latvia
Metromedia International Programming Services, Inc.	Delaware
International Telcell Telephony, Inc.	Delaware
International Telcell Cellular, Inc.	Delaware
Magticom Ltd.	Georgia, CIS
Metromedia International Inc.	Delaware
MII Praha S.R.O.	Czech Republic
Country Radio	Czech Republic
Radio One	Czech Republic
As Trio LSL	Estonia
Katusha ZAO	Russia
Radio Georgia	Georgia, CIS
SAC ZAO	Russia
Radio Skonto	Latvia
Oy Metroradio Finland Ab	Finland
Metroradio EOOD	Bulgaria
Metromedia International Marketing, Inc.	Delaware
MII Services, Inc.	Delaware
Metromedia Katusha, Inc.	Delaware
Metromedia International Consulting Services, Inc.	Delaware
Juventus KFT	Hungary
Metromedia Internet Licensing Limited	British Virgin Islands
Dotcom Communications, AS	Estonia
Comstar ZAO	Russia

PLD Telekom, Inc.	Delaware
Peterstar ZAO	Russia
Baltic Communications Limited ZAO	Russia
Cardlink Holdings, Inc.	Delaware
Cardlink Holdings Limited	Scotland
Technocom Ltd.	Ireland
Teleport TP ZAO	Russia
Metromedia China Corporation	Delaware
Twin Poplars LLC	Delaware
Beijing 66cities.com	Peoples Republic of China
Metromedia China Services, Inc.	Delaware
Metromedia China Paging Limited	Cayman Islands
Metromedia China Telephony Limited	Cayman Islands
Clarity Data Systems Co., Ltd.	Peoples Republic of China
Metromedia Health Information Systems Co., Ltd.	Peoples Republic of China
Asian American Telecommunications Corporation	Cayman Islands
Huaxia Metromedia Technology Co., Ltd.	Peoples Republic of China

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  Exhibit 21
LIST OF SUBSIDIARIES OF METROMEDIA INTERNATIONAL GROUP, INC. (f/k/a The Actava Group, Inc.)